EXHIBIT 10.1

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of May 3, 2018, by and among CIBC BANK USA, formerly known as THE PRIVATEBANK AND TRUST COMPANY (“Lender”), BROADWIND ENERGY, INC., a Delaware corporation (“Parent”), BRAD FOOTE GEAR WORKS, INC., an Illinois corporation (“Brad Foote”), BROADWIND TOWERS, INC., a Wisconsin corporation (“Towers”), RED WOLF COMPANY, LLC, a North Carolina limited liability company (“Red Wolf”), BROADWIND SERVICES, LLC, a Delaware limited liability company (“Services,” and collectively with Parent, Brad Foote, Towers and Red Wolf, “Borrowers,” and each, a “Borrower”).

WITNESSETH:

WHEREAS, Lender and Borrowers have previously entered into that certain Loan and Security Agreement, dated October 26, 2016, as amended by that certain First Amendment to Loan and Security Agreement, dated February 10, 2017, that certain Second Amendment to Loan and Security Agreement, dated March 27, 2017, and that certain Third Amendment to Loan and Security Agreement dated January 29, 2018 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, the parties desire to amend the terms of the Loan Agreement as provided below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby covenant and agree as follows:

1.Definitions.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.Waiver.  Borrowers acknowledge and agree that Borrowers have been in violation of Section 14.2 of the Loan Agreement for failing to comply with the minimum Year to Date EBITDA set forth therein as of March 31, 2018 (the “Breached Covenant”).  Lender hereby waives Borrowers’ failure to comply with the Breached Covenant.  The foregoing waiver is a waiver of the specific Event of Default specified herein only and is not, nor should it be construed to be, a waiver of any other existing or future Events of Default, except as set forth herein, whether or not similar to the Event of Default specified herein.  The foregoing waiver shall not constitute a waiver of any rights, powers or privileges of Lender other than as specifically waived herein, and Lender reserves its right to exercise all other rights, powers and privileges under the Loan Agreement and any other Loan Document.

3.Amendment to Loan Agreement.

(a)The following definition is added to Section 1.1 of the Loan Agreement in its proper alphabetical order:

“GE shall mean General Electric Company and its Affiliates.”

(b)The definition of “EBITDA” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“EBITDA shall mean, with respect to any period, Borrowers’ net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, plus or minus non-cash stock compensation and any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, plus one-time expenses for discontinued operations, in an amount not to exceed $750,000 in the aggregate to be calculated solely with respect to Fiscal Year 2016, plus restructuring expenses, solely with respect to Fiscal Year 2018, in an amount not to exceed (a)

$525,000 as of June 30, 2018, (b) $925,000 as of September 30, 2018, and (c) $1,075,000 as of December 31, 2018, all on a consolidated basis.”

(c)Clauses (iv), (xiv) and (xv) of the definition of “Eligible Account” in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

“(iv) with respect to Accounts to Account Debtors other than GE, it is evidenced by an invoice rendered to the Account Debtor thereunder and does not remain unpaid 90 days past the invoice date thereof; provided, however, that during any time that more than 25% of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid 90 or more days after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

“(xiv) it is not an Account which, with respect to Account Debtors other than (A) Siemens Energy, Inc. and its Affiliates (which, for the avoidance of doubt, includes Siemens Gamesa Renewable Energy SA f/k/a Gamesa Corporación Tecnológica) (collectively, “Siemens”) or (B) GE, when added to such Account Debtor’s other indebtedness to such Borrower, exceeds 20% of all Accounts of such Borrower or a credit limit determined by Lender in its sole discretion determined in good faith for such Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiv) shall be Eligible Accounts to the extent of such credit limit), provided that Lender shall give such Borrower written notice of any such credit limit;”

“(xv) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole discretion determined in good faith;”

(d)The following clauses (xvi) and (xvii) are added to the definition of “Eligible Account” in Section 1.1 of the Loan Agreement:

“(xvi) solely with respect to Accounts of GE, it is not an Account which, when added to GE’s other indebtedness to such Borrower, exceeds 40% of all Accounts to such Borrower or a credit limit determined by Lender in its sole discretion determined in good faith for GE (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xvi) shall be Eligible Accounts to the extent of such credit limit), provided that Lender shall give such Borrower written notice of any such credit limit; and

“(xvii) solely with respect to Accounts of GE, it is evidenced by an invoice rendered to GE thereunder and does not remain unpaid 150 days past the invoice date thereof; provided, however, that during any time that more than $1,000,000 of invoices owing by GE remain unpaid 150 or more days after the respective invoice dates thereof, then all Accounts owing by GE shall be deemed ineligible.”

(e)The definition of “Revolving Loan Availability” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Revolving Loan Availability shall mean an amount up to the sum of the following sublimits:

     (i) 85% of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers’ business) of Borrowers’ Eligible Accounts; plus

(ii) the lesser of (a) 50% of the lower of cost or market value of Borrowers’ Eligible Inventory, (b) 85% of the appraised net orderly liquidation value (as determined by an appraiser acceptable to Lender) of Borrowers’ Eligible Inventory, and (c) $12,500,000 (or if Borrowers elect to reduce the Revolving Loan Commitment pursuant to Section 2.6, 50% of the Reduced Loan Commitment during the period elected for such reduction); plus

(iii) the lesser of (a) the sum of (I) 50% of the appraised net orderly liquidation value (as determined by an appraiser acceptable to Lender) of Borrowers’ Eligible M&E, plus (II) 50% of the fair market value (as determined by an appraiser acceptable to Lender) of the Mortgaged Property, and (b) an amount equal to $10,000,000, reduced by $119,047.62 per month commencing on the one-year anniversary of the Closing Date and continuing each month thereafter; minus

(iv) $63,000 until such time as Lender receives an executed landlord access agreement, in form and substance reasonably acceptable to Lender, for the leased premises located at 300 Wall Street, Abilene, Texas 79603; minus

(v) a special reserve of $250,000, provided, that if there exists no Event of Default as of June 30, 2018, such special reserve shall be eliminated; minus

(vi) such other reserves as Lender elects, in its Permitted Discretion, determined in good faith, to establish from time to time, including, without limitation, reserves with respect to Bank Products Obligations and Hedging Obligations.”

(f)Section 14.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Minimum EBITDA.  Borrowers shall not permit Year to Date EBITDA to be less than (i) -$2,025,000, as of April 30, 2018, (ii) -$1,525,000, as of May 31, 2018, and (iii) -$275,000, as of June 30, 2018.”

4.Amendment Fee.  On or prior to the execution of this Amendment, Borrowers shall pay Lender an amendment fee of $17,500.00 (the “Amendment Fee”).  It is expressly understood that the Amendment Fee shall not be refundable under any circumstances.

5.Representations and Warranties.  Each Borrower represents and warrants as follows: (a) the execution and delivery of and the performance under this Amendment is within such Borrower’s power and authority, has been duly authorized by all requisite action and is not in contravention of any law, any other agreement made by such Borrower or by which such Borrower’s assets are bound, except for conflicts with agreements, contracts or other documents which would not reasonably be expected to have a Material Adverse Effect; (b) this Amendment (and the Loan Agreement in its entirety) constitutes the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies; (c) the representations and warranties of such Borrower set forth in the Loan Documents are true and correct as of the date hereof (except for representations and warranties that expressly relate to an earlier date which are true and correct as of such earlier date); (d) there exists no Event of Default, and no event has occurred and is continuing which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default, other than the Breached Covenant; and (e) such Borrower has no defenses to the enforcement of the Loan Agreement or the other Loan Documents.

6.Reaffirmation.  Except as expressly modified or amended by this Amendment, each Borrower reaffirms and reconfirms each and all of the warranties, representations, covenants and agreements of such Borrower under all Loan Documents to which such Borrower is party.

7.Release by Borrowers.  Each Borrower hereby releases Lender from any and all causes of action or claims, whether known or unknown, which such Borrower may have as of the date hereof for any asserted loss or damages to such Borrower claimed to be caused by, or arising from, any act or omission to act on the part of Lender, its shareholders, directors, officers, employees, agents or representatives with respect to the Loan Documents.

8.References.  All references to the Loan Agreement in any future correspondence or notice shall be deemed to refer to the Loan Agreement as modified by this Amendment.

9.Ratification.  Except as expressly modified or amended by this Amendment, all of the terms, covenants and conditions of the Loan Agreement are hereby ratified and confirmed.

10.Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws.

11.Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

Delivery of this Amendment by facsimile, pdf, or .tif signature by any party shall represent a valid and binding execution and delivery of this Amendment by such party.

12.JURISDICTION; VENUE.  THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AMENDMENT, SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS.  EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED THEREIN AND WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO TRANSFER THE VENUE OF ANY SUCH LITIGATION.

13.WAIVER OF JURY TRIAL.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BORROWERS:LENDER:

BROADWIND ENERGY, INC. CIBC BANK USA

By: /s/ Jason Bonfigt     By: /s/ Tom Hunt

Name: Jason BonfigtName: Tom Hunt

Title: Authorized SignatoryTitle: Managing Director

BRAD FOOTE GEAR WORKS, INC.

By: /s/ Jason Bonfigt

Name: Jason Bonfigt

Title: Authorized Signatory

BROADWIND TOWERS, INC.

By: /s/ Jason Bonfigt

Name: Jason Bonfigt

Title: Authorized Signatory

BROADWIND SERVICES, LLC

By: /s/ Jason Bonfigt

Name: Jason Bonfigt

Title: Authorized Signatory

RED WOLF COMPANY, LLC

By: /s/ Jason Bonfigt

Name: Jason Bonfigt

Title: Authorized Signatory